Exhibit 4.1

SUPPLEMENTAL INDENTURE

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of December 19, 2014, is entered into by and among LIN Television Corporation, a Delaware corporation (“LIN Television”), Media General, Inc., a Virginia corporation (f/k/a Mercury New Holdco, Inc.) (the “Guaranteeing Parent”), the subsidiaries of LIN Television listed on the signature pages hereto (together with the Guaranteeing Parent, the “Guaranteeing Parties”) and The Bank of New York Mellon, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, Media General Financing Sub, Inc., a Delaware corporation (the “Issuer”) has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of November 5, 2014, between the Issuer and the Trustee, providing for the original issuance of an aggregate principal amount of $400,000,000 of 5.875% Senior Notes due 2022 (the “Notes”);

WHEREAS, MGOC, Inc., a Virginia corporation (f/k/a Media General, Inc.) (“Pre-Merger Media General”) and LIN Media LLC, a Delaware limited liability company (“LIN Media”), entered into that certain Agreement and Plan of Merger, dated as of March 21, 2014, with the Guaranteeing Parent, Mercury Merger Sub 1, Inc. and Mercury Merger Sub 2, LLC, providing for the business combination of Pre-Merger Media General and LIN Media (the “LIN Merger”) pursuant to which LIN Television will become the direct wholly-owned subsidiary of the Guaranteeing Parent, Pre-Merger Media General will become the direct wholly-owned subsidiary of LIN Television and the subsidiaries of Pre-Merger Media General will become indirect wholly-owned subsidiaries of LIN Television;

WHEREAS, following the LIN Merger, the Issuer is to be merged with and into LIN Television on the date of this Supplemental Indenture (the “Escrow Sub Merger”), with LIN Television being the surviving Person following the Escrow Sub Merger;

WHEREAS, Section 801(a) of the Indenture requires that LIN Television, as the surviving Person of the Escrow Sub Merger, assume, by supplemental indenture executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Issuer under the Notes, the Indenture and the Registration Rights Agreement;

WHEREAS, Section 1014 of the Indenture provides that under certain circumstances certain wholly-owned subsidiaries of the Issuer under the Indenture shall execute and deliver to the Trustee a supplemental indenture and a guarantee pursuant to which such wholly-owned subsidiaries shall unconditionally guarantee all of the Issuer’s obligations under the Notes and the Indenture; and

WHEREAS, Sections 901(a) and (e) of the Indenture provide that, without the consent of any Holder, the Issuer, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental thereto, in form and substance reasonably satisfactory to the Trustee, to evidence the succession of another Person to the Issuer and the assumption by any such successor of the agreements of the Issuer in the Indenture and in the Notes and to add one or more Guarantors.

NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Trustee, LIN Television and the Guaranteeing Parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.     Capitalized Terms. Unless otherwise defined in this Supplemental Indenture, capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.     Agreement to be Bound. LIN Television hereby assumes all of the obligations of the Issuer under the Notes, the Indenture and the Registration Rights Agreement, becomes a party to the Indenture and agrees to be bound by all of the provisions of the Indenture applicable to the Issuer and to perform all of the obligations and agreements of the Issuer under the Indenture.

3.     Agreement to Guarantee. The Guaranteeing Parties hereby become parties to the Indenture as Guarantors and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture. The Guarantors hereby agree to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture. To further evidence its guarantee to the Holders and the Trustee, and pursuant to Section 1315 of the Indenture, each of the Guaranteeing Parties hereby agrees to execute and deliver to the Trustee a Guarantee in the form attached hereto as Exhibit A.

4.     NEW YORK LAW TO GOVERN. THE INDENTURE, THE NOTES, AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

5.     Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6.     Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

7.     The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by LIN Television and the Guarantors.

8.     Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly   executed and attested, all as of the date first above written.

LIN TELEVISION CORPORATION,
as the Issuer

By:	/s/ James F. Woodward
	Name:	James F. Woodward
	Title:	Senior Vice President
Chief Financial Officer

[Signature Page to Supplemental Indenture – 5.875% Senior Notes Due 2022]

GUARANTORS:

MEDIA GENERAL, INC. (f/k/a Mercury New Holdco, Inc.),
as the Guaranteeing Parent

By:	/s/ James F. Woodward
	Name:	James F. Woodward
	Title:	Senior Vice President and
Chief Financial Officer

MGOC, INC. (f/k/a Media General, Inc.)
MEDIA GENERAL COMMUNICATIONS, INC.
MEDIA GENERAL OPERATIONS, INC.
BLOCKDOT, INC.
BIRMINGHAM BROADCASTING CO., INC.
MGDT, INC.
PROFESSIONAL COMMUNICATIONS SYSTEMS, INC.
NES II, INC.
VIRGINIA PAPER MANUFACTURING CORP.
LAT, INC.
YBK, INC.
YOUNG BROADCASTING OF KNOXVILLE, INC.
YBT, INC.
YOUNG BROADCASTING SHARED SERVICES, INC.
YOUNG BROADCASTING OF LOUISIANA, INC.
YOUNG BROADCASTING OF SAN FRANCISCO, INC.
YOUNG BROADCASTING OF LANSING, INC.
YOUNG BROADCASTING OF ALBANY, INC.
YOUNG BROADCASTING OF RAPID CITY, INC.
YOUNG BROADCASTING OF SIOUX FALLS, INC.
YOUNG BROADCASTING OF GREEN BAY, INC.
YOUNG BROADCASTING OF RICHMOND, INC.
YOUNG BROADCASTING OF DAVENPORT, INC.

By:	/s/ James F. Woodward
	Name:	James F. Woodward
	Title:	Vice President and Treasurer

[Signature Page to Supplemental Indenture – 5.875% Senior Notes Due 2022]

MEDIA GENERAL COMMUNICATIONS HOLDINGS, LLC

By:    MEDIA GENERAL OPERATIONS, INC.,
its Sole Member

By:	/s/ James F. Woodward
	Name:	James F. Woodward
	Title:	Vice President and Treasurer

BIRMINGHAM BROADCASTING (WVTM-TV), LLC

By:    BIRMINGHAM BROADCASTING CO., INC.,
its Sole Member

By:	/s/ James F. Woodward
	Name:	James F. Woodward
	Title:	Vice President and Treasurer

MEDIA GENERAL BROACASTING, LLC

By:    MGOC, INC.,
its Sole Member

By:	/s/ James F. Woodward
	Name:	James F. Woodward
	Title:	Vice President and Treasurer

YOUNG BROADCASTING, LLC

By:    MEDIA GENERAL BROADCASTING, LLC,
its Sole Member

By:	/s/ James F. Woodward
	Name:	James F. Woodward
	Title:	Vice President and Treasurer

[Signature Page to Supplemental Indenture – 5.875% Senior Notes Due 2022]

YOUNG BROADCASTING OF NASHVILLE, LLC

By:    YOUNG BROADCASTING OF KNOXVILLE, INC.,
its Sole Member

By:	/s/ James F. Woodward
	Name:	James F. Woodward
	Title:	Vice President and Treasurer

WATE, G.P.

By:    YOUNG BROADCASTING OF KNOXVILLE, INC.,
its Managing Partner

By:	/s/ James F. Woodward
	Name:	James F. Woodward
	Title:	Vice President and Treasurer

By:    YBK, INC.,
its General Partner

By:	/s/ James F. Woodward
	Name:	James F. Woodward
	Title:	Vice President and Treasurer

[Signature Page to Supplemental Indenture – 5.875% Senior Notes Due 2022]

WKRN, G.P.

By:    YOUNG BROADCASTING OF NASHVILLE, LLC,
its Managing Partner

By:	/s/ James F. Woodward
	Name:	James F. Woodward
	Title:	Vice President and Treasurer

By:    YBT, INC.,
its General Partner

By:	/s/ James F. Woodward
	Name:	James F. Woodward
	Title:	Vice President and Treasurer

KLFY, L.P.

By:    YOUNG BROADCASTING OF LOUISIANA, INC.,
its General Partner

By:	/s/ James F. Woodward
	Name:	James F. Woodward
	Title:	Vice President and Treasurer

[Signature Page to Supplemental Indenture – 5.875% Senior Notes Due 2022]

WHTM ACQUISITION LLC
LIN DIGITAL MEDIA LLC

KXAN LLC

NORTH TEXAS BROADCASTING LLC

PRIMELAND LLC

WOOD TELEVISION LLC
TVL BROADCASTING LLC

WTNH BROADCASTING LLC

INDIANA BROADCASTING, LLC

WAVY BROADCASTING, LLC

WIVB BROADCASTING, LLC

WWLP BROADCASTING, LLC

WOOD LICENSE CO., LLC

LIN OF ALABAMA, LLC

LIN OF COLORADO, LLC

LIN OF NEW MEXICO, LLC

LIN OF WISCONSIN, LLC

LIN LICENSE COMPANY, LLC

By:    LIN TELEVISION CORPORATION,
its Sole Member

By:	/s/ James F. Woodward
	Name:	James F. Woodward
	Title:	Senior Vice President
Chief Financial Officer

LIN DIGITAL LLC

LIN MOBILE, LLC

FEDERATED MEDIA PUBLISHING LLC

By:    LIN DIGITAL MEDIA LLC,
its Sole Member

By:	/s/ James F. Woodward
	Name:	James F. Woodward
	Title:	Senior Vice President
Chief Financial Officer

[Signature Page to Supplemental Indenture – 5.875% Senior Notes Due 2022]

LIN TELEVISION OF TEXAS, INC.

By:	/s/ James F. Woodward
	Name:	James F. Woodward
	Title:	Senior Vice President
Chief Financial Officer

KXTX HOLDINGS LLC

By:     NORTH TEXAS BROADCASTING LLC,

its Sole Member

By:	/s/ James F. Woodward
	Name:	James F. Woodward
	Title:	Senior Vice President
Chief Financial Officer

TVL BROADCASTING OF RHODE ISLAND, LLC

LIN STUDIOS LLC

WDTN BROADCASTING, LLC

By:   TVL BROADCASTING LLC,
its Sole Member

By:	/s/ James F. Woodward
	Name:	James F. Woodward
	Title:	Senior Vice President
Chief Financial Officer

[Signature Page to Supplemental Indenture – 5.875% Senior Notes Due 2022]

LIN TELEVISION OF TEXAS, L.P.

By:    LIN TELEVISION OF TEXAS, INC.,
its General Partner

By:	/s/ James F. Woodward
	Name:	James F. Woodward
	Title:	Senior Vice President
Chief Financial Officer

[Signature Page to Supplemental Indenture – 5.875% Senior Notes Due 2022]

THE BANK OF NEW YORK MELLON,
as the Trustee

By:	/s/ Francine Kincaid
	Name:	Francine Kincaid
	Title:	Vice President

[Signature Page to Supplemental Indenture – 5.875% Senior Notes Due 2022]

Exhibit A

GUARANTEES

For value received, each of the undersigned hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as a surety, jointly and severally, to each Holder of this Note and the Trustee the payment of principal of, premium, if any, and interest on this Note in the amounts and at the time when due and interest on the overdue principal and interest, if any, of this Note, if lawful, and the payment or performance of all other obligations and liabilities of the Issuer under the Indenture or the Notes to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note and Article Thirteen of the Indenture. Reference is hereby made to the Indenture for the precise terms of the Guarantee.

GUARANTORS:

By:
Name:
Title: